UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

ENvue Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FEED	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

First Amendment to Amended and Restated Employment Agreement with Doron Besser, M.D.

On February 2, 2026, ENvue Medical Israel, Ltd., a wholly owned subsidiary of ENvue Medical, Inc. (the “Company”), entered into a first amendment (the “Amendment”) to that certain Amended and Restated Employment Agreement with Doron Besser, dated as of December 17, 2025 (as amended, the “Besser Employment Agreement”).

Prior to the Amendment, the Besser Employment Agreement contemplated that (i) as soon as administratively practicable following December 17, 2025 (the “Besser Effective Date”) and in any event, no later than 60 days after the Besser Effective Date, Dr. Besser would be granted an award (the “Initial Grant”) of 180,000 restricted stock units that represent, in the aggregate, 9% of the Company’s common stock, par value $0.001 per share (“Common Stock”) issued and outstanding, determined on a fully diluted basis as of the Besser Effective Date, and (ii) Dr. Besser shall be issued additional restricted stock units, to the extent necessary, on the annual anniversary of the grant date of the Initial Grant for Dr. Besser to maintain a 9% equity interest in the Company (such additional issuance, a “Gross-Up”).

Pursuant to the terms of the Amendment, the Initial Grant shall be granted as soon as administratively practicable following the Besser Effective Date (and in any event no later than the later of (x) 60 days following the Besser Effective Date and (y) the date any regulatory approvals by the Israeli Tax Authorities are completed). Additionally, Dr. Besser shall be issued additional restricted stock units, to the extent necessary and subject to the approval of the Board, on the quarterly anniversary of the grant date of the Initial Grant for Dr. Besser to maintain a 9% equity interest in the Company. Pursuant to the terms of the Amendment, if Dr. Besser is terminated by the Company without Cause or resigns for Good Reason (each as defined in the Besser Employment Agreement), Dr. Besser shall receive, immediately prior to the termination date, an additional Gross-Up, prorated as necessary based on the number of calendar days Dr. Besser was employed during the applicable quarter.

The foregoing is only a summary of the material terms of the Amendment and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Chairman Agreement with David Johnson

On February 2, 2026, the Company entered into a chairman agreement with David Johnson (the “Chairman Agreement”), pursuant to which Mr. Johnson shall serve as the Chairman of the Company’s Board of Directors (the “Board”). Pursuant to the terms of the Chairman Agreement, the Company shall pay Mr. Johnson a flat rate of $10,000 per month, as well as such additional amounts that the Company deems appropriate from time to time in its sole discretion and reimbursement of certain reasonable and documented expenses.

Pursuant to the Chairman Agreement, Mr. Johnson shall be an independent contractor of the Company and ineligible for employment benefits or deductions from payments for employment or income taxes. Mr. Johnson shall perform customary tasks for such a position, including but not limited to, attending and participating in each Board meeting and collaborating and providing advice and assistance to the Company. The Chairman Agreement, shall, unless terminated pursuant to the terms therein, continue through the one-year anniversary of the Chairman Effective Date (as defined herein). Unless Mr. Johnson or the Company provides notice of intent not to renew the Chairman Agreement no later than 10 days prior to its expiration, the Chairman Agreement shall automatically continue in effect for successive additional one-year terms, provided that the Chairman Agreement may be terminated by either Mr. Johnson or the Company for any reason upon 10 days’ written notice to the other party, subject to the terms of the Chairman Agreement.

Pursuant to the terms of the Chairman Agreement, as soon as administratively practicable following the date of the Chairman Agreement (the “Chairman Effective Date”) (and in any event, no later than 60 days after the Chairman Effective Date), Mr. Johnson shall be granted an award of restricted stock units that represent, in the aggregate, 3.5% of the Company’s issued and outstanding Common Stock, determined on a fully diluted basis as of the Chairman Effective Date, subject to certain vesting conditions. In addition, Mr. Johnson shall be issued additional true-up restricted stock units, to the extent necessary, if at any time within the two-year period following the Chairman Effective Date, there is a financing or equity issuance (other than in connection with a merger or acquisition) that would have the effect of diluting Mr. Johnson’s ownership.

The Chairman Agreement also provides for certain customary covenants regarding non-solicitation, non-recruitment and confidentiality.

The foregoing is only a summary of the material terms of the Chairman Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Chairman Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment, dated February 2, 2026, to the Amended and Restated Employment Agreement dated as of December 17, 2025, by and between the Company and Doron Besser.
10.2	Chairman Agreement, dated February 2, 2026, by and between the Company and David Johnson.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVUE MEDICAL, Inc.

Date: February 6, 2026	By:	/s/ Doron Besser, M.D.
	Name:	Doron Besser, M.D.
	Title:	Chief Executive Officer